                                                                   EXHIBIT 10.5

                           ACACIA RESEARCH CORPORATION




February 10, 1997


VIA FAX AND FEDERAL EXPRESS
---------------------------
Fax No.:  (203)869-8594


Mr. H. Lee Browne
Greenwich Information Technologies LLC
Two Soundview Drive
Greenwich, Connecticut  06830


Dear Lee:

The undersigned, Acacia Research Corporation, a California corporation (the "Company"), and Greenwich Information Technologies LLC, a Delaware limited liability company ("Greenwich"), entered into a letter of agreement, as amended (the "Letter Agreement"), whereby the Company agreed to invest $1,000,000 on or before January 31, 1997 in exchange for a 33.33% membership interest in Greenwich (the "Investment"). As of the date of this letter, the Company has already paid Greenwich $475,000. This letter reflects the parties' agreement as to the manner in which the Company will perform its payment obligations with respect to the remaining $525,000, as described below.

    1. ISSUANCE OF PROMISSORY NOTE. The Company shall issue to Greenwich a non-recourse promissory note in the principal amount of $525,000 bearing simple interest at 6.5% per annum (the "Note"). Such interest shall not compound. The Company shall make payments to Greenwich, in repayment of the Note, pursuant to the following schedule:

         (a) commencing February 10, 1997 and continuing through July 1, 1997, the Company shall pay Greenwich the principal amount of $25,000 on February 10, 1997 and, thereafter, on the first business day of each month;
         (b) commencing August 1, 1997 and continuing through December 1, 1997, the Company shall pay Greenwich the principal amount of $50,000 on the first business day of each month; and
         (c) on December 31, 1997, the Company shall pay Greenwich the outstanding principal amount of the Note, together with all accrued and unpaid interest.

    All payments made in accordance with the foregoing payment schedule shall be credited to the principal on the Note, unless otherwise provided herein. The Company shall have the option, but not the obligation, on each date on which an installment of principal is due and payable hereunder to pay any interest which has accrued as of such installment date. Repayment of the
Note is also subject to acceleration as described in a Pledge Agreement relating to the Note.

    2. EXECUTION OF PLEDGE AGREEMENT. The Company and Greenwich shall enter into a Pledge Agreement, whereby the Company will pledge a portion of its membership interest in Greenwich in order to secure the Company's obligations under the Note.


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Page Two of Two
Greenwich Information Technologies LLC/Letter Agreement
February 10, 1997



    3. AMENDMENTS AND MODIFICATIONS TO PRIOR AGREEMENTS. The Letter Agreement, and all other related agreements and obligations, whether oral or written, relating to the Investment are hereby modified and amended to conform in all respects to the agreements of the parties as described in this letter.

                                       Sincerely,

                                       ACACIA RESEARCH CORPORATION
                                       a California corporation


                                       By: /s/  Paul R. Ryan
                                           -------------------------------------
                                           Paul R. Ryan
                                           President and Chief Executive Officer


Agreed To And Accepted By:


GREENWICH INFORMATION TECHNOLOGIES LLC
a Delaware limited liability company


By:  /s/  H. Lee Browne
---------------------------------------
     H. Lee Browne
     Chief Executive Officer

                                  NON-RECOURSE
                                 PROMISSORY NOTE
                              DUE DECEMBER 31, 1997


$525,000.00                                                Pasadena, California
                                                           February 10, 1997

          FOR VALUE RECEIVED, ACACIA RESEARCH CORPORATION, a California corporation ("MAKER"), unconditionally promises to pay to the order of GREENWICH INFORMATION TECHNOLOGIES LLC, a Delaware limited liability company ("PAYEE"), in the manner and at the place hereinafter provided, the principal amount of FIVE HUNDRED TWENTY FIVE THOUSAND DOLLARS ($525,000.00).

          Maker also promises to pay interest on the unpaid principal amount hereof from the date hereof until paid in full at a simple interest rate equal to 6.5% per annum. Such interest shall not compound. Interest on this Note shall be payable on the maturity date and as set forth in Section 3 hereof. All computations of interest shall be made by Payee on the basis of a 365 day year, for the actual number of days elapsed in the relevant period (including the first day but excluding the last day).

          1. PAYMENTS. All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America. Each payment made hereunder shall be credited to principal, unless otherwise provided herein, and interest shall thereupon cease to accrue upon the principal so credited.

          2. PAYMENT SCHEDULE. Maker shall pay Payee, in repayment of the Note, pursuant to the following schedule:

     (a) commencing February 10, 1997 and continuing through July 1, 1997, Maker shall pay Payee the principal amount of $25,000.00 on February 10, 1997 and, thereafter, on the first business day of each month;
     (b) commencing August 1, 1997 and continuing through December 1, 1997, Maker shall pay Payee the principal amount of $50,000.00 on the first business day of each month; and
     (c) on December 31, 1997, Maker shall pay Payee the outstanding principal amount of this Note, together with any accrued and unpaid interest.

          3. PREPAYMENTS. Maker shall have the right at any time and from time to time to prepay the principal of this Note in whole or in part, without premium or penalty, such prepayment, if in full, to be accompanied by accrued and unpaid interest to the date of prepayment. Maker shall also have the option, but not the obligation, on each date on which an installment of principal is due and payable hereunder to pay any interest which has accrued as of such installment date. If, prior to the complete repayment of this Note, Maker receives a Distribution (as such term is defined in that certain Pledge Agreement between

Maker and Payee as of even date herewith that secures the obligations of this Note (the "Pledge Agreement")), Maker shall use the Distribution to prepay this Note in an amount equal to the Distribution. Such prepayment shall be without premium or penalty.

          4. ACCELERATION. The outstanding principal amount of this Note, together with any accrued and unpaid interest thereon, shall become due and payable by Maker, prior to the complete repayment of the Note, within 10 business days after the closing of one or more transactions (including, without limitation, offerings of equity, the incurrence of debt or the sale of the Company's investment securities) in which Maker raises capital generating net proceeds in excess of $2,000,000.00 in the aggregate to be used for Company purposes (and not to be used for affiliates or subsidiaries).

          5. EVENTS OF DEFAULT. The occurrence of any of the following events shall constitute an "EVENT OF DEFAULT":

          (a) failure of Maker to pay any principal under this Note when due, whether at stated maturity, required prepayment, acceleration, or otherwise, or failure of Maker to pay any interest or other amount due under this Note within five business days after the date due; and

          (b) if Maker shall challenge, or institute any proceedings to challenge, the validity, binding effect or enforceability of this Note or any endorsement of this Note or any other obligation to Payee.

          6. REMEDIES. Upon the occurrence and during the continuance of any Event of Default, Payee may, by written notice to Maker, declare the principal amount of this Note, together with accrued interest thereon, to be due and payable, and the principal amount of this Note, together with such interest, shall thereupon immediately become due and payable without presentment, further notice, protest or other requirements of any kind (all of which are hereby expressly waived by Maker).

          7.   MISCELLANEOUS.

          (a) Any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile or telex, or three business days after depositing it in the United States mail with postage prepaid and properly addressed. For the purposes hereof, the address of Maker shall be as specified under its signature below; the address of Payee shall be Greenwich Information Technologies LLC, c/o Mr. H. Lee Browne, Two Soundview Drive, Greenwich, Connecticut 06830; or in each case at such other address as shall be designated by Payee or Maker.

          (b) No failure or delay on the part of Payee or any other holder of this Note to exercise any right, power or privilege under this Note and no course of dealing between Maker and Payee shall impair such right, power or privilege or operate as a waiver of any default or an acquiescence therein, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies expressly provided in this Note are cumulative to, and not exclusive of, any rights or remedies that Payee would otherwise have. No notice to or demand on Maker in any case shall entitle Maker to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of Payee to any other or further action in any circumstances without notice or demand.

          (c) Maker and any endorser of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

          (d) If any provision in or obligation under this Note shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

          (e) This Note is non-recourse to the Maker and its assets, and Maker shall have no personal liability under this Note. Payee's only recourse shall be against the collateral pledged to Payee under the Pledge Agreement.

          (f) This Note and the rights and obligations of Maker and Payee hereunder shall be governed by, and shall be construed and enforced in accordance with, the internal laws of the State of California without regard to conflicts of laws principles.



                 [REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

          IN WITNESS WHEREOF, Maker has caused this Note to be executed and delivered by its authorized officer as of the day and year and at the place first above written.

                                    ACACIA RESEARCH CORPORATION


                                         /s/ Paul R. Ryan
                                    ----------------------------------------
                                    By:   Paul R. Ryan
                                    Its:  President and Chief Executive Officer



                                    Notice Address:
                                    Acacia Research Corporation
                                    12 South Raymond Avenue
                                    Pasadena, California  91105

                                PLEDGE AGREEMENT

          This PLEDGE AGREEMENT (this "Agreement") is dated as of February 10, 1997 and entered into by and between ACACIA RESEARCH CORPORATION, a California corporation ("Pledgor"), and GREENWICH INFORMATION TECHNOLOGIES LLC, a Delaware limited liability company ("Secured Party" or the "Company").


                             PRELIMINARY STATEMENTS

          A. Pledgor is a party to that certain Operating Agreement of the Company dated as of September 11, 1996 (the "Operating Agreement"), pursuant to which Pledgor received a 33.33% membership interest in the Company in exchange for Pledgor's agreement to contribute $1,000,000 to the Company.

          B. Pledgor has sold 3.31% of its membership interest in the Company. As a result, Pledgor owns a 30.02% membership interest in the Company.

          C. As of the date hereof, Pledgor has paid $475,000 of the $1,000,000 it agreed to contribute to the Company in exchange for its original 33.33% membership interest. Pledgor must contribute an additional $525,000, representing 17.5% of its 30.02% membership interest in the Company in order to satisfy all of its payment obligations for the 33.33% membership interest originally purchased.

          D. Secured Party has entered into a letter agreement dated as of the date hereof (the "Letter Agreement") with Pledgor pursuant to which Pledgor and Secured Party have agreed as to the manner in which Pledgor will meet its remaining payment obligations with respect to 17.5% of the membership interest in the Company owned by Pledgor.

          E. Pursuant to the Letter Agreement, Pledgor has issued to Secured Party a promissory note dated as of the date hereof (such promissory note, as it may hereafter be amended, supplemented or otherwise modified from time to time, being the "Note", the terms defined therein and not otherwise defined herein being used herein as therein defined).

          F. Pursuant to the Letter Agreement, Secured Party and Pledgor have agreed that the Note shall be secured by the pledge and security interests contemplated by this Agreement.

          NOW, THEREFORE, in consideration of the premises and in order to induce Secured Party to accept the Note and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Pledgor hereby agrees with Secured Party as follows:

          SECTION 1. PLEDGE OF SECURITY. Pledgor hereby pledges and assigns to Secured Party, and hereby grants to Secured Party a security interest in, all of Pledgor's right, title and interest in and to:

          (a) That portion of Pledgor's membership interest in the Company, calculated as of the date hereof as follows:

                     Date of
                     Determination               Pledged Interest
                     -------------               ----------------
               (i)   on or prior to the          20.79%
                     date on which
                     Pledgor shall have
                     made aggregate
                     payments in respect
                     of the Note of
                     $200,000

              (ii)   following the date set      17.5%
                     forth in Section 1(a)(i)
                     above

(on any such date of determination, the "Pledged Interest"); and

         (b) Subject to the provisions of Section 5(a) and Section 5(b), all cash, securities, distributions and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Interest (the Pledged Interest and the pledged property identified in this subsection (b) are collectively referred to hereinafter as the "Pledged Collateral").

         SECTION 2. SECURITY FOR OBLIGATIONS. This Agreement secures, and the Pledged Collateral is collateral security for, the prompt payment or performance in full when due, whether at stated maturity, required prepayment, acceleration or otherwise, of all obligations and liabilities of Pledgor arising out of or in connection with the Note and all extensions or renewals thereof, whether for principal or interest, and all obligations of Pledgor now or hereafter existing under this Agreement, including without limitation obligations under Section 12 hereof (all such obligations of Pledgor being the "Secured Obligations").

         SECTION 3. COVENANTS AS TO THE PLEDGED COLLATERAL. So long as any of the Secured Obligations shall remain outstanding, Pledgor shall not, unless Secured Party shall otherwise consent in writing, sell, assign, exchange or otherwise dispose of any of the Pledged Collateral or any interest therein or create or suffer to exist any lien, security interest or other charge or encumbrance upon or with respect to any of the Pledged Collateral, except for the pledge hereunder and the security interest created hereby; PROVIDED, HOWEVER, that Pledgor shall be entitled to transfer the Pledged Interest so long as (a) such transfer is permitted by the terms of the Operating Agreement, (b) such transfer is subject to the lien of and the other terms and conditions of this Pledge Agreement, (c) any such assignee becomes a party to this Pledge Agreement and agrees to be bound by the terms hereof and thereof, (d) Secured Party is given possession of any new certificate representing such membership interest and executed transfer power evidencing the transfer of such Pledged Interest to such assignee, and (e) any such assignee shall take such further actions and execute such further documents as shall be necessary to perfect or evidence a security interest of Secured Party in the Pledged Collateral.

         SECTION 4. FURTHER ASSURANCES. 0Pledgor agrees that from time to time, Pledgor will execute and deliver all further instruments and documents, and take all further action that Secured Party may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral.

         SECTION 5.  VOTING RIGHTS; DISTRIBUTIONS; ETC.

         (a) So long as no Event of Default shall have occurred and be continuing

               (i) Pledgor shall be entitled to exercise any and all voting and other consensual rights and powers relating or pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement; and

              (ii) Pledgor shall be entitled to recognize on its accounts all accrued but unpaid profits of the Company in respect of the Pledged Interest; and

             (iii) any and all interim or annual distributions in respect of the Pledged Interest, other than the tax distributions referred to in paragraph 5(b) below, which are actually paid to Pledgor after the date hereof and prior to the satisfaction of the Secured Obligations hereunder, shall be used by Pledgor to prepay, in an amount equal to such distribution (the "Distribution") amounts outstanding under the Note; and

              (iv) any and all liquidating distributions made on or in respect of the Pledged Collateral, whether resulting from a subdivision, combination or reclassification of the outstanding interests of any issuer thereof or received in exchange for such Pledged Collateral or any part thereof or as a result of any merger, consolidation, acquisition or other exchange of assets to which any such issuer may be a party or otherwise, and any and all cash and other property received in payment of the principal of or in redemption of or in exchange for any Pledged Collateral (either at maturity, upon call for redemption or otherwise), shall be and become part of the Pledged Collateral and, if received by the Pledgor, shall be held in trust for the benefit of the Secured Party and shall forthwith be delivered to the Secured Party or its designated agent (accompanied by property instruments of assignment and/or stock and/or bond powers executed by such in accordance with the Secured Party's instructions) to be held subject to the terms of this Pledge Agreement.

         (b) Upon the occurrence and during the continuance of an Event of Default, upon written notice from Secured Party to Pledgor, all rights of Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 5(a)(i) shall cease, and all such rights (so long as an Event of Default is continuing) shall thereupon become vested in Secured Party who shall thereupon have the sole right to exercise such voting and other consensual rights. For the avoidance of doubt, the parties acknowledge that if, as a result of an Event of Default, Secured Party is entitled to exercise its remedies as provided hereunder with respect to the Pledged Interest, such remedies shall include the right to receive all profits with respect to the Pledged Interest that have accrued from the date of this Agreement through the date of any such Event of Default that remain undistributed as of such date. Anything contained herein to the contrary notwithstanding, Secured Party shall pay tax distributions to its members, including the Pledgor, pursuant to Section 7.5 of the Operating Agreement even in periods during which Events of Default are continuing, and the Pledgor shall be entitled to retain such tax distributions to the extent necessary to allow Pledgor to satisfy its tax liabilities in respect of its interest in the Company.

         SECTION 6. SECURED PARTY APPOINTED ATTORNEY-IN-FACT. Pledgor hereby irrevocably appoints Secured Party as Pledgor's attorney-in-fact, with full authority in the place and stead of Pledgor and in the name of Pledgor or otherwise, from time to time in Secured Party's discretion during any period in which an Event of Default is continuing, to take any action and to execute any instrument which Secured Party deems reasonably necessary or advisable to accomplish the purpose of this Agreement which appointment is, irrevocable and coupled with an interest.

         SECTION 7. SECURED PARTY MAY PERFORM. If Pledgor fails to perform any agreement contained herein, Secured Party may itself perform, or cause performance of, such agreement or obligation, and the reasonable expenses of Secured Party incurred in connection therewith shall be payable by Pledgor.

         SECTION 8. STANDARD OF CARE. Secured Party shall exercise reasonable care in the custody of any of the Pledged Collateral in its possession or control and shall be deemed to have exercised such reasonable care if such Pledged Collateral is accorded treatment substantially equal to that which Secured Party accords its own property or if Secured Party takes such action with respect to the Pledged Collateral as Pledgor shall reasonably request in writing (which action Secured Party shall endeavor to take if it determines, in its sole discretion, that such action will not adversely affect the value as collateral of the Pledged Collateral and such request is received by Secured Party in time), but no failure to comply with any such request, nor any omission to do any such act requested by the undersigned, shall be deemed a failure to exercise reasonable care, nor shall any failure of Secured Party to take necessary steps to preserve rights against any parties with respect to any of the Pledged Collateral in its possession or control be deemed a failure to exercise reasonable care.

         SECTION 9. EVENTS OF DEFAULT. The occurrence of any of the following events shall constitute an "Event of Default":

         (a) Failure of Pledgor to pay any principal or interest under the Note when due, whether at stated maturity, required prepayment, acceleration or otherwise; or

         (b) Failure of Pledgor to perform or observe any material term, covenant or agreement contained in this Pledge Agreement or the Note and such failure is not cured within 60 days after written notice thereof from Secured Party.

         SECTION 10. REMEDIES. If any Event of Default shall have occurred and be continuing, following the expiration of any applicable cure period, the Pledgor shall forfeit its Pledged Collateral in consideration of the extinguishment of the Pledgor's debt to the Company and the Pledged Interest shall be allocated to each Member of the Company pro rata according to such Member's Percentage Interest in the Company (as each such capitalized term is defined in the Operating Agreement). Upon such forfeiture, the Note shall be fully discharged, and Pledgor shall have no further obligation or liability to Secured Party or otherwise in respect of the Note or this Pledge Agreement.

         SECTION 11. APPLICATION OF PROCEEDS. Except as expressly provided elsewhere in this Agreement, all proceeds received by Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Pledged Collateral pursuant to Section 10(b) or (d) hereof may, in the discretion of Secured Party, be held by Secured Party as Pledged Collateral for, and/or then, or at any time thereafter, applied in full or in part by Secured Party against, the Secured Obligations in the following order of priority:

         FIRST: To the payment of all reasonable costs and expenses of such sale, collection or other realization and all amounts for which Secured Party is entitled to indemnification hereunder, and to the payment of all reasonable costs and expenses paid or incurred by Secured Party in connection with the exercise of any right or remedy hereunder, all in accordance with Section 12;

         SECOND:  To the payment of all of the Secured Obligations; and

         THIRD: To the payment to or upon the order of Pledgor, or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

         SECTION 12. INDEMNITY AND EXPENSES. Pledgor agrees to reimburse the Secured Party, on demand, for all costs and expenses incurred by the Secured Party in enforcing this Pledge Agreement (including the reasonable fees and expenses of its agents and counsel), to the extent such costs and expenses result from the breach of any warranty or covenant hereunder by the Pledgor. Pledgor agrees to indemnify and hold harmless the Secured Party from and against any and all liability incurred by the Secured Party in good faith hereunder (as a result of such breach or misrepresentation) other than any liability arising as a result of the Secured Party's negligence, recklessness or willful misconduct.

         SECTION 13. CONTINUING SECURITY INTEREST. This Agreement shall create a continuing security interest in the Pledged Collateral and shall (a) remain in full force and effect until the payment in full of all Secured Obligations, (b) be binding upon Pledgor, its successors and assigns, and (c) inure, together with the rights and remedies of Secured Party hereunder, to the benefit of Secured Party and its successors, transferees and assigns. Upon the payment in full of all Secured Obligations, the security interest granted hereby shall terminate and all rights to the Pledged Collateral shall revert to Pledgor. Upon any such termination Secured Party will, at Pledgor's expense, execute and deliver to Pledgor such documents as Pledgor shall reasonably request to evidence such termination and Pledgor shall be entitled to the return, upon its request and at its expense, against receipt and without recourse to Secured Party, of such of the Pledged Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof.

         SECTION 14. NO RECOURSE. Notwithstanding anything to the contrary in this Agreement, no recourse shall be had, whether by levy or execution, or under any law, or by the enforcement of any assessment or penalty or otherwise, for the payment of any of the Secured Obligations, against Pledgor individually or personally, or any successor, assign or affiliate of Pledgor, or any of the assets of the aforesaid persons, it being expressly understood that the sole remedies available to Secured Party pursuant to this Agreement with respect to the Secured Obligations shall be against the Pledged Collateral. In an Event of Default, the Secured Party shall look for payment solely to the Pledged Collateral and will not make any claim or institute any action or proceeding against the Pledgor (or its successors or assigns of affiliates) for payment of the Secured Obligations (or for any deficiency remaining after application of the Pledged Collateral). Nothing contained herein, however, shall be construed to release or impair the lien upon the Pledged Collateral, or preclude the application of the Pledged Collateral to the payment of the Secured Obligations in accordance with the terms of this Pledge Agreement.

         SECTION 15. AMENDMENTS; ETC. No amendment, modification, termination or waiver of any provision of this Agreement, and no consent to any departure by Pledgor therefrom, shall in any event be effective unless the same shall be in writing and signed by Secured Party and, in the case of any such amendment or modification, by Pledgor. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

         SECTION 16. NOTICES. Any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telexed or sent by telecopy or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telecopy or telex, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed. For the purposes hereof, the address of each party hereto shall be as set forth below or, as to either party, such other address as shall be designated by such party in a written notice delivered to the other party hereto:

         If to Pledgor:

         Acacia Research Corporation
         c/o Mr. Paul R. Ryan
         12 South Raymond Avenue
         Pasadena, California  91105

         If to Secured Party:

         Greenwich Information Technologies LLC
         c/o Mr. H. Lee Browne
         Two Soundview Drive
         Greenwich, Connecticut  06830

         SECTION 17. FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of Secured Party in the exercise of any power, right or privilege hereunder shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude any other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

         SECTION 18. SEVERABILITY. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

         SECTION 19. HEADINGS. Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

         SECTION 20. GOVERNING LAW; TERMS. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES, EXCEPT TO THE EXTENT THAT THE UNIFORM COMMERCIAL CODE OF THE STATE OF CALIFORNIA PROVIDES THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR PLEDGED COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF CALIFORNIA. Unless otherwise defined herein or in the Note, terms used in Articles 8 and 9 of such Code are used herein as therein defined.

         SECTION 21. COUNTERPARTS. This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.


                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, Pledgor and Secured Party have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.


                                     ACACIA RESEARCH CORPORATION, as Pledgor


                                          /s/  Paul R. Ryan
                                     ------------------------------------------
                                     By:  Paul R. Ryan
                                     Its: President and Chief Executive Officer


                                     GREENWICH INFORMATION
                                     TECHNOLOGIES LLC, as Secured Party


                                          /s/ H. Lee Browne
                                     ------------------------------------------
                                     By:  H. Lee Browne
                                     Its: Chief Executive Officer


Approved and consented to by the
Senior Members of Greenwich
Information Technologies LLC:

H. LEE BROWNE, as Senior Member


/s/  H. Lee Browne
-----------------------------------------

ACACIA RESEARCH CORPORATION, as
  Senior Member


/s/  Paul R. Ryan
------------------------------------------
By:  Paul R. Ryan
Its: President and Chief Executive Officer



















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